EXHIBIT 16.1

February 20, 2013
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

VB CLOTHING, INC.

FEI #: 27-3687123
Ladies and Gentlemen:

We have read the statements by VB Clothing, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between VB Clothing Inc. (Commission File No. 333-170779) and Sam Kan & Company has ceased.

Very truly yours,

Sam Kan & Company